Exhibit 99.1

April 27, 2016
Limelight Networks(R) Reports Financial Results for the First Quarter of 2016

•	Q1 Revenue of $41.4 million

•	GAAP Gross margin of 40.2%, up 120 basis points

•	GAAP EPS of $(0.06), Non-GAAP EPS of $(0.01)
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $41.4 million for the first quarter which ended March 31, 2016, down 2 percent, compared to $42.3 million in the first quarter of 2015, and down 1 percent when adjusting for the impact of foreign currency fluctuations.
GAAP gross margin was 40.2% in the first quarter of 2016, an increase of 120 basis points from 39.0% in the first quarter of 2015.
On a GAAP basis, Limelight reported a net loss of $5.9 million, or $0.06 per basic share, for the first quarter of 2016, compared to a net loss of $5.7 million, or $0.06 per basic share in the first quarter of 2015. Non-GAAP net loss was $1.3 million or $0.01 per basic share for the first quarter of 2016, compared to a non-GAAP net loss of $2.4 million, or $0.02 per basic share in the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 excludes $3.5 million of share-based compensation and $1.2 million of litigation related expense.
EBITDA was negative $0.7 million for the first quarter of 2016, compared to negative $2.7 million for the first quarter of 2015. Adjusted EBITDA was $4.0 million for the first quarter of 2016 compared to $0.4 million for the first quarter of 2015.
During the quarter, Limelight drew $12.8 million of debt from an existing bank line and ended the quarter with $87 million of cash and cash equivalents compared to $73 million at the end of the fourth quarter of 2015.
Limelight ended the first quarter with 501 employees and employee equivalents, down from 509 at the end of the fourth quarter of 2015, and down from 533 at the end of the first quarter of 2015.
For the full year 2016, Limelight expects revenues to be between $180 and $188 million. Gross margin is expected to improve by over 200 basis points compared to the full year 2015. Non-GAAP net loss /income is expected to be between $(0.05) and $0.05 per share. Capital expenditures for the full year 2016 should be under $20 million.
Commenting on the first quarter results, Chief Executive Officer, Robert Lento said, “I am pleased with the quarter’s performance. While revenue was slightly short of our expectations, gross margin and Adjusted EBITDA showed solid improvement. With limited capital expenditures and utilizing software enhancements, we added material capacity to our infrastructure while also improving performance.”
“Recent developments in the longstanding litigation with Akamai in the '703 patent case have capped the upper end of our potential range of loss at $63 million dollars. We continue to pursue all reasonable channels to reduce or completely eliminate this exposure. We are driving hard to move from a cash consuming, unprofitable entity to a cash generating, profitable enterprise. The management team is strongly invested in achieving this goal, as evidenced by several of our senior leaders taking half of their salary in equity each month throughout 2016. We believe this quarter’s operating and financial results reinforce that the company is on the right track, and our growing confidence is reflected in our revised guidance.”

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,141	$44,680
Marketable securities	—	28,322
Accounts receivable, net	27,452	26,795
Income taxes receivable	186	170
Deferred income taxes	83	89
Prepaid expenses and other current assets	6,054	9,578
Total current assets	57,916	109,634
Property and equipment, net	33,330	36,143
Marketable securities, less current portion	40	40
Restricted cash	62,790	—
Deferred income taxes, less current portion	1,207	1,252
Goodwill	76,370	76,143
Other assets	2,071	2,415
Total assets	$233,724	$225,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,585	$9,137
Deferred revenue	3,379	2,890
Capital lease obligations	821	466
Income taxes payable	85	204
Other current liabilities	8,619	10,857
Total current liabilities	20,489	23,554
Long-term debt	12,790	—
Capital lease obligations, less current portion	2,345	1,436
Deferred income taxes	141	137
Deferred revenue, less current portion	77	92
Other long-term liabilities	2,137	2,311
Total liabilities	37,979	27,530
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 103,399 and 102,299 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	103	102
Additional paid-in capital	480,092	477,202
Accumulated other comprehensive loss	(10,109)	(10,812)
Accumulated deficit	(274,341)	(268,395)
Total stockholders’ equity	195,745	198,097
Total liabilities and stockholders’ equity	$233,724	$225,627

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Percent	March 31,	Percent
	2016	2015	Change	2015	Change
Revenues	$41,422	$42,739	(3)%	$42,329	(2)%
Cost of revenue:
Cost of services (1)	20,110	20,388	(1)%	21,657	(7)%
Depreciation — network	4,668	4,811	(3)%	4,153	12%
Total cost of revenue	24,778	25,199	(2)%	25,810	(4)%
Gross profit	16,644	17,540	(5)%	16,519	1%
Gross profit percentage	40.2%	41.0%		39.0%
Operating expenses:
General and administrative (1)	6,808	5,509	24%	6,850	(1)%
Sales and marketing (1)	8,903	8,101	10%	10,276	(13)%
Research and development (1)	6,325	6,678	(5)%	6,263	1%
Depreciation and amortization	623	1,005	(38)%	640	(3)%
Total operating expenses	22,659	21,293	6%	24,029	(6)%
Operating loss	(6,015)	(3,753)	60%	(7,510)	(20)%
Other income (expense):
Interest expense	(179)	(25)	616%	(4)	4,375%
Interest income	6	86	(93)%	74	(92)%
Other, net	400	(407)	(198)%	1,812	(78)%
Total other income (expense)	227	(346)	(166)%	1,882	(88)%
Loss before income taxes	(5,788)	(4,099)	41%	(5,628)	3%
Income tax expense	158	46	243%	55	187%
Net loss	$(5,946)	$(4,145)	43%	$(5,683)	5%

Net loss per share:
Basic and diluted	$(0.06)	$(0.04)		$(0.06)

Weighted average shares used in per share calculation:
Basic and diluted	102,693	101,391		98,636

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2016	2015	2015
Share-based compensation:
Cost of services	$473	$563	$513
General and administrative	1,826	1,002	1,406
Sales and marketing	737	716	689
Research and development	460	582	461
Total share-based compensation	$3,496	$2,863	$3,069

Depreciation and amortization:
Network-related depreciation	$4,668	$4,811	$4,153
Other depreciation and amortization	617	544	443
Amortization of intangible assets	6	461	197
Total depreciation and amortization	$5,291	$5,816	$4,793

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(48,861)	$3,427	$(12,140)

End of period statistics:
Approximate number of active customers	926	963	1,080

Number of employees and employee equivalents	501	509	533

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015
Operating activities
Net loss	$(5,946)	$(4,145)	$(5,683)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,291	5,816	4,793
Share-based compensation	3,496	2,863	3,069
Foreign currency remeasurement (gain) loss	(301)	492	(1,691)
Deferred income taxes	82	67	(53)
Accounts receivable charges	(116)	299	246
Amortization of premium on marketable securities	19	42	58
Realized loss on marketable securities	32	—	—
Changes in operating assets and liabilities:
Accounts receivable	(540)	57	(4,980)
Prepaid expenses and other current assets	3,583	(490)	1,150
Income taxes receivable	(13)	9	(2)
Other assets	342	1,477	792
Accounts payable and other current liabilities	(4,005)	(425)	(1,723)
Deferred revenue	473	(681)	(203)
Income taxes payable	(127)	(2)	(52)
Other long term liabilities	900	1,358	(269)
Net cash provided by (used in) operating activities	3,170	6,737	(4,548)
Investing activities
Purchases of marketable securities	—	—	(9,956)
Sale and maturities of marketable securities	28,315	5,700	9,840
Restricted cash	(62,790)	—	—
Purchases of property and equipment	(1,421)	(3,960)	(6,666)
Net cash (used in) provided by investing activities	(35,896)	1,740	(6,782)
Financing activities
Principal payments on capital lease obligations	(159)	(95)	(358)
Payment of employee tax withholdings related to restricted stock vesting	(646)	(348)	(1,107)
Cash paid for purchase of common stock	—	—	(957)
Proceeds from line of credit	12,790	—	—
Proceeds from employee stock plans	43	1,287	1,975
Net cash provided by (used in) financing activities	12,028	844	(447)
Effect of exchange rate changes on cash and cash equivalents	159	(93)	(482)
Net (decrease) increase in cash and cash equivalents	(20,539)	9,228	(12,259)
Cash and cash equivalents, beginning of period	44,680	35,452	57,767
Cash and cash equivalents, end of period	$24,141	$44,680	$45,508
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net loss, EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss, adjusted to exclude share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net loss adjusted to exclude interest and other (income) expense, interest expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period-to-period, as well as across companies.

Exhibit 99.1

The terms Non-GAAP net loss, EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net loss, EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the cash requirements necessary for litigation costs;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.
Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2016		December 31, 2015		March 31, 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(5,946)	$(0.06)	$(4,145)	$(0.04)	$(5,683)	$(0.06)
Share-based compensation	3,496	0.03	2,863	0.03	3,069	0.03
Litigation expenses	1,178	0.01	402	—	19	—
Amortization of intangible assets	6	—	461	—	197	—
Non-GAAP net loss	$(1,266)	$(0.01)	$(419)	$—	$(2,398)	$(0.02)

Weighted average shares used in per share calculation:		102,693		101,391		98,636

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
U.S. GAAP net loss	$(5,946)	$(4,145)	$(5,683)
Depreciation and amortization	5,291	5,816	4,793
Interest expense	179	25	4
Interest and other (income) expense	(406)	321	(1,886)
Income tax expense	158	46	55
EBITDA	$(724)	$2,063	$(2,717)
Share-based compensation	3,496	2,863	3,069
Litigation expenses	1,178	402	19
Adjusted EBITDA	$3,950	$5,328	$371
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our strategic focus; our expectations regarding revenues for the full year 2016; gross margin, non-GAAP net income (loss) and capital expenditures for the full year 2016; our ability to generate cash for the full year 2016; our expectations regarding the Akamai litigation and related potential damages; our future prospects; and our position in our industry. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 27, 2016, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer

Exhibit 99.1

relationships - all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2016 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ